CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this combined Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 ("Registration Statement") of our reports dated February 13, 2006 relating to the financial statements and financial highlights which appear in the December 31, 2005 Annual Reports to Shareholders of the T. Rowe Price Value Fund, Inc., T. Rowe Price Growth Stock Fund, Inc., T. Rowe Price Mid-Cap Growth Fund, T. Rowe Price New Horizons Fund, Inc., and the T. Rowe Price Capital Appreciation Fund; our reports dated July 12, 2005 relating to the financial statements and financial highlights which appear in the May 31, 2005 Annual Reports to Shareholders of the T. Rowe Price Short-Term Bond Fund, Inc. and T. Rowe Price New Income Fund, Inc.; and our reports dated December 12, 2005 relating to the financial statements and financial highlights which appear in the October 31, 2005 Annual Reports to Shareholders of the T. Rowe Price International Growth & Income Fund and the T. Rowe Price International Stock Fund (two of the funds comprising T. Rowe Price International Funds, Inc.), and the T. Rowe Price Summit Cash Reserves Fund (one of the funds comprising T. Rowe Price Summit Funds, Inc.), which are also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings "Financial Statements", "Representations and Warranties" in Appendix A "Form of Agreement and Plan of Reorganization", and "Financial Highlights of Acquiring Funds" in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" included in Form N-1A of the T. Rowe Price Value Fund, Inc., T. Rowe Price Growth Stock Fund, Inc., T. Rowe Price Mid-Cap Growth Fund, T. Rowe Price New Horizons Fund, Inc., and the T. Rowe Price Capital Appreciation Fund, dated May 1, 2005, of the T. Rowe Price Short-Term Bond Fund, Inc. and the T. Rowe Price New Income Fund, Inc. dated October 1, 2005, and of the T. Rowe Price International Growth & Income Fund and the T. Rowe Price International Stock Fund (two of the funds comprising T. Rowe Price International Funds, Inc.) and of the T. Rowe Price Summit Cash Reserves Fund (one of the funds comprising T. Rowe Price Summit Funds, Inc.), dated March 1, 2006, which are incorporated by reference into such Registration Statement.

/s/PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Baltimore, Maryland
March 9, 2006